EXHIBIT 99.1
Gasco
------
Energy



For Release at 8:30 AM EDT on Wednesday, August 2, 2006
         GASCO ENERGY PROVIDES ESTIMATES OF PROVED AND PROBABLE RESERVES
                        ON PART OF ITS RIVERBEND PROJECT

DENVER - (PR Newswire) - August 2, 2006 - Gasco Energy, Inc. (AMEX: GSX) today provided results of its recent estimated probable reserve analysis, also known as 2-P reserve estimates. Gasco is providing these results to provide additional insight into the future potential of Gasco's Riverbend Project in Utah's Uinta Basin. In accordance with SEC guidelines, only proved reserves can be included in documents filed with the SEC. Gasco's previously reported 2005 year-end proved reserves were 76.7 billion cubic feet equivalent (Bcfe).

Estimates  of  probable   reserves  were  prepared  by   independent   reservoir
engineering consultants, Netherland Sewell and Associates, the same firm that engineers Gasco's year-end proved reserves.


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Gasco Energy, Inc. Proved & Probable Comparison

                               Gasco Net Interest
--------------------------------------------------------------------------------
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                           MBbls               MMcf               MMcfe
--------------------------------------------------------------------------------
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Proved + Probable          1,958             269,043             280,789
12/31/2004
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Proved  + Probable         2,318             329,787             343,692
6/30/2006
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% Change                     18%                 23%                 22%
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The analysis encompasses approximately 10,000 gross (6,600 net) acres of Gasco's
Riverbend Project representing less that 10% of the company's total leasehold in this area. At December 31, 2005, Gasco owned or controlled approximately 124,000 gross acres and 74,000 net acres in the Riverbend Project. The analysis does not include petroleum resource potential over the remaining 90% of Gasco's Riverbend acreage.


Gasco Energy, Inc. Proved + Probable Reserve Reconciliation
-------------------------------------------- ------------------- ---------------
                                 MMcf              MBbl                 MMcfe
-------------------------------------------- ------------------- ---------------
-------------------------------------------- ------------------- ---------------
Beginning Balance (12/31/04)    269,043             1,958             280,789
-------------------------------------------- ------------------- ---------------
-------------------------------------------- ------------------- ---------------
                  Production      3,358                20               3,476
-------------------------------------------- ------------------- ---------------
-------------------------------------------- ------------------- ---------------
                   Additions    196,639             1,379             204,914
-------------------------------------------- ------------------- ---------------
-------------------------------------------- ------------------- ---------------
                   Revisions   (139,253)           (1,039)           (145,487)
-------------------------------------------- ------------------- ---------------
-------------------------------------------- ------------------- ---------------
Ending Balance (6/30/06)        329,787             2,318             343,692
-------------------------------------------- ------------------- ---------------

The additions are principally the result of the success we have seen in the Spring Canyon trend. The negative revisions were seen in West Desert where we have not drilled since 2004 and have not benefited from our current completion techniques, and in Wilkin Ridge where we have experienced drilling and production casing cost overruns, as previously disclosed. Gasco believes that these problems may be overcome in the future.

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The 2-P analysis was completed using technical certainty of natural gas recovery of the proved and probable reserves in place.

Management Comment
"We continue to make significant progress in reserve growth and investment reduction. We have concentrated on close-in drilling in the Riverbend area to take advantage of historically high commodity prices. In spite of this, we were able to add 205 Bcfe net proved and probable reserves since December 31, 2004. The substantial additions and revisions are a result of the limited amount of drilling and production history we have on this project. We have drilled 51 wells out of a potential 3,000 locations and have production history of less than five years on wells that are projected to produce for more than 30 years. We have a very large acreage position with a limited drilling budget for step-out wells. In 2006, we have dedicated a larger portion of our budget to step-out drilling in the Wilken Ridge area where we have identified a high-potential trend."

Definition - Reserves
Reserves are those quantities of crude oil, natural gas, and natural gas liquids that are anticipated to be commercially recovered from known accumulations from a given date forward. Reserve estimates involve varying degrees of uncertainty, depending largely on the amount of reliable geological and engineering data available at the time of the estimate and the interpretation of the data. The relative degree of uncertainty can be conveyed by broadly placing reserves into one of two categories -- proved or unproved.

Two basic methods are commonly used by industry to prepare reserve estimates -- the deterministic and probabilistic methods. The deterministic method yields a single best estimate of reserves based on known geological, engineering and economic data. The probabilistic method uses known geological, engineering and economic data to generate a range of estimated reserve quantities and their associated probabilities. Each reserve classification gives an indication of the probability of recovery.

Definition - Proved Reserves
Proved reserves are those quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves include proved developed producing reserves and proved developed behind-pipe reserves. Proved developed producing reserves are only those reserves expected to be recovered from existing completion intervals in existing wells. Proved developed behind-pipe reserves are those reserves expected to be recovered from existing wells where a relatively minor capital expenditure is required for recompletion. Proved undeveloped reserves are those reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Definition - Unproved Reserves
Unproved reserves are considered less certain to be recovered than proved reserves. Estimates of unproved reserves are based on geologic and/or engineering data similar to that used to estimate proved reserves, but technical, contractual, economic considerations and/or SEC, state or other regulations preclude such reserves from being classified as proved. Unproved reserves may be further sub-classified as probable and possible to denote progressively increasing uncertainty of recoverability. Importantly, estimation of unproved reserves may assume future economic conditions different than those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

Definition - Probable Reserves
Probable reserves are estimates of unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. For estimates of probable reserves based on probabilistic methods, there should be at least a 50% probability that the quantities of reserves actually recoverable will equal or exceed the sum of the estimated proved plus probable reserves.
    Probable reserves may include:

     1.   reserves in formations known to be productive where SEC regulations limit recognition of proved reserves to direct-offset locations one

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          legal spacing-unit away from a producing well;

      2. reserves anticipated to be proved by normal step-out drilling where subsurface control is currently inadequate to classify these reserves as proved;

      3. reserves in formations that appear to be productive based on well-log characteristics but lack core data or other definitive tests to indicate productive potential and which are not analogous to producing or proved reserves in the area;

      4. incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate;

      5. reserves attributable to improved recovery methods that have been established by repeated commercially successful applications where:

            a. a project or pilot is planned but not in operation; and

            b. rock, fluid and reservoir characteristics appear favorable for commercial application;

      6. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geologic interpretation indicates that the area is structurally higher than the proved area;

      7. reserves attributable to future workover, treatment, re-treatment,

          change of equipment, or other mechanical procedures, where such mechanical procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs; and/or

      8. incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves are present than can be classified as proved.

Definition - Possible Reserves
Possible reserves are estimates of unproved reserves which analysis of geological and engineering data suggests are less likely to be recovered than probable reserves. For estimates of possible reserves based on probabilistic methods, there should be at least a 10% probability that the quantities of reserves actually recovered will equal or exceed the sum of the estimated proved plus probable plus possible reserves.

Possible reserves may include:

      1. reserves which, based on geological interpretations, could possibly extend beyond areas classified as probable;

      2. reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates;

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      3. incremental reserves attributed to infill drilling that are subject to technical uncertainty;

      4. reserves attributed to improved recovery methods where:

            a. a project or pilot is planned but not in operation; and

            b. rock, fluid and reservoir characteristics are such that there is a reasonable doubt that the project will be commercial;

               and/or

      5. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geological interpretation indicates the area is structurally lower than the proved area.


About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
The SEC has generally permitted oil and gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable" and "possible" reserves or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044


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